Exhibit 3.67

ARTICLES OF INCORPORATION

OF

RBSA, INCORPORATED

ARTICLE I.  NAME

Section 1.01         The name of this corporation is RBSA, INCORPORATED.

ARTICLE II.  RESIDENT AGENT

Section 2.01         The resident agent of this corporation is:

GKL STATUTORY AGENT & FILING SERVICES, INC.

1100 East William Street

Suite 207

Carson City, Nevada  89701

ARTICLE III.  SHARES

Section 3.01.        This corporation is authorized to issue only one class of shares os stock which shall be designated as common stock.  The total number or common shares the corporation is authorized to issue is 100,000 shares.  The shares of common stock will not have par value.

ARTICLE IV.  GOVERNING BOARD

Section 4.01.        This corporation shall have a governing Board of Directors.  The first Board of Directors shall consist of one (1) member, whose name and address is as follows:

Daryl C. Idler, Jr.

110 West C Street, Suite 1415

San Diego, CA  92101

ARTICLE V.  PURPOSE

Section 5.01.        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statute other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Nevada Revised Statute.

ARTICLE VI.  INDEMNIFICATION OF AGENTS

Section 6.01.        The corporation is authorized to provide indemnification of agents (as defined in the Nevada Revised Statute) through bylaw provision, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by the Nevada Revised Statute, subject only to the applicable limits set forth in the Nevada Revised Statute with respect to actions for breach of duty to the corporation and its shareholders.

                IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorpor9ation on this fourth day of August 1997, at San Diego, California.

/s/ Daryl C. Idler, Jr.
DARYL C. IDLER, JR., Incorporator
110 West C Street, Suite 1415
San Diego, CA 92101

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN DIEGO	)

                On August 4, 1997, before me, Teri Lederman, Notary Public, personally appeared DARYL C. IDLER, JR, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Teri D. Lederman
Signature of Notary Public

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 – Before Issuance of Stock)

1.                                       Name of corporation:  RBSA, INCORPORATED

2.                                       The articles have been amended as follows (provide article numbers, if available):  SEE ATTACHMENT

3.                                       The undersigned declare that they constitute at least two-thirds of the incorporators (check) ☐, or of the board of directors (check)  ☒.

4.                                       The date upon which the original articles of incorporation were filed with the Secretary of State:  08/04/1997.

5.                                       The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.                                       Signatures:

/s/ Thomas McNeely	/s/ Dan Lykken

/s/ A. Anthony Sdao

Certificate of Change of Resident Agent and/or Location of Registered Office

EFTLOGIX, Inc.	c16806-1997
Name of Entity	File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one)     ☒ Change of Resident Agent ☐ Change of Location of Registered Office The former resident agent and/or location-of-the registered office was:

Resident Agent: The Corporation Trust Company of Nevada

Street No.:             Suite 500, 6100 Neil Road

City, State, Zip: Reno, NV 89511

The resident agent and/or location of the registered office is changed to:

Resident Agent: CSC Services of Nevada, Inc.

Street No.:             502 East John Street

City, State, Zip:     Carson City, Nevada 89706

Optional Mailing Address:

NOTE:	For an entity to file this certificate, the signature of one officer is required.

/s/ Laura R. Dunlap
	Signature/Title	Laura R. Dunlap, Attorney in Fact

Certificate of Acceptance of Appointment by Resident Agent:

I hereby accept the appointment as Resident Agent for the above-named business entity.

CSC Services of Nevada, Inc.

/s/ Cynthia L. Harris	4/14/04
Authorized Signature of R.A. or On Behalf of R.A. Company	Date